UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 12, 2013 (October 1, 2013)

Date of Report (Date of earliest event reported)

Protective Life Insurance Company

(Exact name of registrant as specified in its charter)

Tennessee	001-31901	63-016720
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 1, 2013, Protective Life Insurance Company (“Protective Life”), a wholly owned subsidiary of Protective Life Corporation (“Protective”), filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing that on October 1, 2013 it completed the acquisition contemplated by the master agreement (the “Master Agreement”) previously reported in Protective Life’s Current Report on Form 8-K dated April 11, 2013.  Pursuant to the Master Agreement with AXA Financial, Inc. (“AXA”) and AXA Equitable Financial Services, LLC (“AEFS”), Protective Life acquired the stock of MONY Life Insurance Company (“MONY”) from AEFS and entered into a reinsurance agreement with MONY Life Insurance Company of America (“MLOA”) pursuant to which Protective Life is reinsuring on a 100% indemnity reinsurance basis certain business of MLOA (the “MLOA Business”).  Based on the financial information available to and the calculations performed by Protective Life at the time that the Original Form 8-K was filed, it appeared that the acquisition of MONY and the MLOA Business would meet the requirements of an acquisition of a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X) for purposes of Rule 11-01(b) of Regulation S-X and Item 2.01 of Form 8-K.  Accordingly, the acquisition of MONY and the MLOA Business was reported in the Original Form 8-K as an Item 2.01 “Completion of Acquisition or Disposition of Assets”, and Protective Life indicated in the Original Form 8-K that historical and pro forma financial information of the business acquired would be filed under Item 9.01 of Form 8-K no later than 71 days after the date the Original Form 8-K was required to be filed.

Subsequent to the closing of the acquisition of MONY and the MLOA Business and the filing of the Original Form 8-K, additional financial information has become available and additional financial analyses have been completed, in particular, relating to the effect of the distribution by MONY of certain of its subsidiaries and certain other assets to AEFS immediately prior to the closing of the acquisition of MONY under the Master Agreement, leading Protective Life to determine that the acquisition of MONY and the MLOA Business does not, in fact, meet the requirements of an acquisition of a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X) for purposes of Rule 11-01(b) of Regulation S-X and Item 2.01 of Form 8-K, or for purposes of presenting historical or pro forma financial information pursuant to Rule 3-05 or Article 11 of Regulation S-X.  Therefore, Protective Life is amending the Original Form 8-K to delete Item 2.01, to report the prior Item 2.01 disclosures in their entirety under Item 8.01, and to report that historical and pro forma financial information of the business acquired will not be filed.  The complete text of the Original Form 8-K, as amended by this Form 8-K/A, is set forth below.

Item 8.01.                Other Events.

On October 1, 2013, Protective Life Insurance Company (“Protective Life”), a wholly owned subsidiary of Protective Life Corporation (“Protective”), completed the acquisition contemplated by the master agreement (the “Master Agreement”) previously reported in our Current Report on Form 8-K dated April 11, 2013. Pursuant to that Master Agreement with AXA Financial, Inc. (“AXA”) and AXA Equitable Financial Services, LLC (“AEFS”), Protective Life acquired the stock of MONY Life Insurance Company (“MONY”) from AEFS and entered into a reinsurance agreement pursuant to which it is reinsuring on a 100% indemnity reinsurance basis certain business (the “MLOA Business”) of MONY Life Insurance Company of America (“MLOA”). The aggregate purchase price for MONY was $686 million, and will be subject to a customary post-closing adjustment.  The ceding commission for the reinsurance of the MLOA Business was $370 million.

At the closing of the transaction, Protective Life entered into an administrative services agreement with MLOA, which governs the ongoing administration of the MLOA Business by Protective Life, and a transition services agreement with AXA Equitable Life Insurance Company (“AXA Equitable”), pursuant to which AXA Equitable and its affiliates will make available to Protective Life and its affiliates, for a limited period of time, certain services required for the operation of the business following the closing.

The above description of the Master Agreement and the related agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Agreement and the forms of related agreements, copies of which were filed as Exhibit 2(b) to Protective Life’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and are incorporated herein by reference.

On October 1, 2013, Protective issued a press release titled “Protective Completes Acquisition of MONY and Reinsurance of Certain Policies of MLOA”.  A copy of such press release was attached as Exhibit 99.1 to the Original Form 8-K and is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

None required to be filed.

(b)  Pro Forma Financial Information.

None required to be filed.

(d)  Exhibits.

Exhibit No.
2.1

Master Agreement by and among AXA Equitable Financial Services, LLC, AXA Financial, Inc. and Protective Life Insurance Company, dated as of April 10, 2013, incorporated by reference to Exhibit 2(b) of Protective Life’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013

99.1	Press Release issued by Protective Life Corporation, dated October 1, 2013, incorporated by reference to Exhibit 99.1 of Protective Life’s Current Report on Form 8-K dated October 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE INSURANCE COMPANY

/s/ Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated: December 12, 2013